Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ADC Therapeutics SA of our report dated March 18, 2021 relating to the consolidated financial statements, which appears in ADC Therapeutics SA’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
May 6, 2021